UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2007

Sepracor Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19410	22-2536587
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

84 Waterford Drive Marlborough, MA	01752
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (508) 481-6700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:(see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On July 27, 2007, Sepracor Inc. (“Sepracor”) announced its financial results for the quarter ended June 30, 2007. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01  Other Events.

On July 26, 2007, Sepracor announced it had entered into an agreement with Eisai Co. Ltd. for development and commercialization of Sepracor’s eszopiclone product, marketed as LUNESTA in the United States. Under the agreement, Eisai will be responsible for completing remaining clinical trials necessary for attaining marketing approval from the Japanese regulatory authorities and, contingent on regulatory approval, commercialization of the product in Japan. Sepracor will be entitled to receive an initial milestone payment and subsequent payments upon accomplishment of various development, regulatory and pricing milestones, as well as royalties on product sales.

On July 27, 2007, Sepracor announced it had submitted a Marketing Authorization Application to European regulatory authorities for LUNIVIA brand eszopiclone, marketed as LUNESTA in the United States, for the treatment of in insomnia in the European Union.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, including statements with respect to the successful development and commercialization of the company’s pharmaceutical products under development; the safety, efficacy, potential benefits, possible uses and commercial success of LUNESTA/LUNIVIA brand eszopiclone, XOPENEX brand levalbuterol HCl Inhalation Solution, XOPENEX HFA brand levalbuterol tartrate Inhalation Aerosol, BROVANA brand arformoterol Inhalation Solution, and all of the company’s pharmaceutical candidates; expectations with respect to collaborative agreements and the regulatory approval process; and Sepracor’s future growth and profitability. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: Sepracor’s ability to fund and the results of further clinical trials with respect to products under development; the timing and success of submission, acceptance, and approval of regulatory filings; the scope of Sepracor’s trademarks, patents and the patents of others and the success of challenges by others of Sepracor’s patents; the clinical benefits and commercial success of the company’s products; changes in the use and/or label of LUNESTA or Sepracor’s other products; the outcome of litigation and regulatory decisions relating to Sepracor’s patents, products and product candidates; the effects and outcome of the SEC’s inquiry into Sepracor’s stock option granting practices and the related derivative law suits; private insurers, such as managed care organizations, adopting their own coverage restrictions or demanding price concessions in response to state, Federal or administrative action, such as CMS’s new, bundled, payment amount for XOPENEX Inhalation Solution; the ability of the company to attract and retain qualified personnel; the ability of the company to successfully collaborate with third parties; the performance of Sepracor’s licensees and other collaboration partners and its ability to enter into new licenses and collaborations; the availability of sufficient funds to continue research and development efforts; the continued ability of Sepracor to meet its debt obligations when due; and certain other factors that may affect future operating results are detailed in the company’s quarterly report on Form 10-Q for the quarter ended March 31, 2007 filed with the Securities and Exchange Commission and other reports filed with the SEC.

In addition, the statements in this Current Report on Form 8-K represent Sepracor’s expectations and beliefs as of the date of this press release. Sepracor anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Sepracor may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Sepracor’s expectations or beliefs as of any date subsequent to the date of this press release.

Item 9.01  Financial Statements and Exhibits.

(c)           Exhibits

The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

99.1         Press Release dated July 27, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sepracor Inc.

Date: July 27, 2007	By:	/s/ Andrew Koven
Name: Andrew I. Koven
Title: Executive Vice President, General
Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 27, 2007